Exhibit 99.1

Tidelands Bancshares, Inc.

Pro Forma Consolidated Balance Sheet Data and Capital Ratios

(In thousands)

	September 30, 2008
		Issuance of
	Historical	Preferred Shares	As Adjusted
	(unaudited)
Balance Sheet:

Total assets (2)	$668,135	$14,448	$682,583
Total liabilities	$630,260	$—	$630,260
Total shareholders’ equity	$37,875	$14,448	$52,323

Average total assets	$648,926	$14,448	$663,374
Risk weighted assets (2)	$481,886	$—	$481,886
Tier 1 capital	$46,893	$14,448	$64,052
Total capital	$54,627	$14,448	$69,075

Capital:

Common equity	$37,875	$—	$37,875
Unearned ESOP shares	(2,642)	—	(2,642)
Preferred stock at par		14,448	14,448
Common warrants		1,112	1,112
Discount on Preferred Stock		(1,112)	(1,112)
Total Shareholders’ Equity	35,233	14,448	49,681
Less: unrealized gains on available-for-sale securities	(63)	—	(63)
Less: unrealized loss on AFS equity securities	—	—	—
Less: deferred tax assets	—	—	—
Plus: Qualifying trust preferred securities	11,723	—	14,434 (3)
Tier 1 Capital	46,893	14,448	64,052
Plus: Surplus trust preferred securities	2,711	—	—
Plus: allowance for loan losses	5,024	—	5,024
Total capital	$54,628	$14,448	$69,076
Risk weighted assets	$481,886	$—	$481,886
Average total assets	$648,926	$14,448	$663,374

Capital Ratios:

Total capital to risk-weighted assets ratio	11.34%		14.33%
Tier 1 capital to risk-weighted assets ratio	9.73%		13.29%
Tier 1 capital to average assets	7.23%		9.66%

(1) Pro forma impact assuming proceeds from the issuance of preferred stock ($14,448 million).

(2) Assumes that the proceeds are invested in GNMA 6.5% mortgage backed securities yielding 5.2%.

(3) Nonqualifying trust preferred securites become qualifying with issuance of preferred shares.

Tidelands Bancshares, Inc.

Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Proceeds of $14,448,000 and Warrants for 571,821 Common Shares)

(In thousands, except per share data)

	For the Year Ended December 31, 2007
	Historical	Adjustments		Pro forma
	(unaudited)

Net interest income	$12,436	$751	(1)	$13,187
Provision for Loan Losses	1,025	—		1,025
Net interest income after provision for loan losses	11,411	751		12,162
Non-interest income	1,354	—		1,354
Non-interest expense	12,077	—		12,077
Income from continuing operations before income taxes	688	751		1,439
Income tax expense	275	300	(2)	575
Income from continuing operations	413	451		864
Less: Preferred dividends	—	722	(3)	722
Less: Accretion of discount on preferred stock	—	194	(3)	194
Income from continuing operations available to common stockholders	$413	$(465)		$(52)

Basic earnings per share available to common stockholders
Income from continuing operations	$0.10	$(0.11)		$(0.02)

Diluted earnings per share available to common stockholders
Income from continuing operations	$0.10	$(0.11)		$(0.01)

Weighted average common shares outstanding
Basic	4,215	—		4,215
Diluted	4,270	431	(4)	4,701

(1) Assumes that the Capital Purchase Program proceeds are used to purchase GNMA 6.5% mortgage backed securities with an anticipated yield of 5.2%. The actual impact to net interest income would be different as TDBK expects to utilize a portion of the proceeds to fund loan growth. However, such impact cannot be estimated at this time as the impact would vary based on the timing of when the loans are funded, and the actual pricing of any such loans. The investment in GNMA 6.5% MBS yielding 5.2% will increase the net interest margin from 3.05% to 3.12%.

(2) Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3) Consists of dividends on preferred stock at a 5% annual rate as well as accretion of the discount on preferred stock. The discount is determined based on the value that is allocated to the warrants upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock. The fair value of the warrants is determined using the Black-Scholes model which includes assumptions regarding TDBK’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the warrants, the less negative impact on net income and earnings per share available to common stockholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate (market value) on the preferred stock (currently estimated at 10%).

(4) In accordance with the terms of the Capital Purchase Program, the Treasury received a warrant to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing 20 day trading average leading up to the closing date. This pro forma assumes that the warrant gives the Treasury the option to purchase 571,821 shares of TDBK common stock. The pro forma adjustment shows an increase in diluted shares outstanding assuming that the warrant had been issued on January 1, 2007 at a strike price of $ 3.79 (based on the trailing 20 day TDBK average share price as of December 19, 2008) and remained outstanding for the entire period presented because the strike price was below the quarterly average stock price during 2007. The treasury stock method was utilized to evaluate the effect of the warrant on diluted shares outstanding.

Tidelands Bancshares, Inc.

Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Proceeds of $14,448,000 and Warrants for 571,821 Common Shares)

(In thousands, except per share data)

	Nine Months Ended September 30, 2008
	Historical	Adjustments		Pro forma
		(unaudited)		(unaudited)

Net interest income	$10,933	$563	(1)	$11,496
Provision for Loan Losses	1,473	—		1,473
Net interest income after provision for loan losses	9,460	563		10,023
Non-interest income	(3,036)	—		(3,036)
Non-interest expense	11,130	—		11,130
Income from continuing operations before income taxes	(4,706)	563		(4,143)
Income tax expense	(1,803)	216	(2)	(1,587)
Income from continuing operations	(2,903)	348		(2,555)
Less: Preferred dividends	—	542	(3)	542
Less: Accretion of discount on preferred stock	—	155	(3)	155
Income from continuing operations available to common stockholders	$(2,903)	$(349)		$(3,252)

Basic earnings per share available to common stockholders
Income from continuing operations	$(0.72)	$(0.09)		$(0.80)

Diluted earnings per share available to common stockholders
Income from continuing operations	$(0.72)	$(0.09)		$(0.72)

Weighted average common shares outstanding
Basic	4,052	—		4,052
Diluted	4,059	431	(4)	4,490

(1) Assumes that the Capital Purchase Program proceeds are used to purchase GNMA 6.5% mortgage backed securities with an anticipated yield of 5.2%. The actual impact to net interest income would be different as TDBK expects to utilize a portion of the proceeds to fund loan growth. However, such impact cannot be estimated at this time as the impact would vary based on the timing of when the loans are funded, and the actual pricing of any such loans. The investment in GNMA 6.5% MBS yielding 5.2% will increase the net interest margin from 2.64% to 2.71%.

(2) Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3) Consists of dividends on preferred stock at a 5% annual rate as well as accretion of the discount on preferred stock. The discount is determined based on the value that is allocated to the warrants upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock. The fair value of the warrants is determined using the Black-Scholes model which includes assumptions regarding TDBK’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the warrants, the less negative impact on net income and earnings per share available to common stockholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate (market value) on the preferred stock (currently estimated at 10%).

(4) In accordance with the terms of the Capital Purchase Program, the Treasury received a warrant to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing 20 day trading average leading up to the closing date. This pro forma assumes that the warrant gives the Treasury the option to purchase 571,821 shares of TDBK common stock. The pro forma adjustment shows an increase in diluted shares outstanding assuming that the warrant had been issued on January 1, 2007 at a strike price of $ 3.79 (based on the trailing 20 day TDBK average share price as of  December 19, 2008) and remained outstanding for the entire period presented because the strike price was below the quarterly average stock price during 2008. The treasury stock method was utilized to evaluate the effect of the warrant on diluted shares outstanding.